CHS Annual Variable Pay Plan                 Exhibit 10.3A
Appendix Fiscal Year 2020

Performance Goals
The Plan has predetermined financial performance goals, including Return on Invested Capital (ROIC) and Return on Assets (ROA) (“Performance Goals”). The following table illustrates ROIC Performance Goals. Contact your Manager or finance contact for your group for more information on ROA Performance Goals.

Performance Goal Level	Level Definition	Payout Range	Return on Invested Capital (ROIC)
Maximum	Highest level of Performance	200%	6.9%
Target	Expected level of Performance	100%	5.9%
Threshold	Lowest Level of Performance	50%	4.9%

Return on Invested Capital (ROIC) Definition
ROIC is a measurement of how efficiently the company uses its capital and the level of returns on that capital. It is calculated by dividing net operating profit after tax by funded debt plus equity. Further details on the ROIC calculation, goal determination and goals can be answered by the finance contact for your group. The formula used in the calculation of ROIC is as follows:

ROIC=	Adjusted Net Operating Profit After Tax*
Funded Debt + Equity**
*(Earnings Before Taxes + Interest, Net) * (1- Effective Tax Rate)
**(Average of Beginning and End of Year Funded Debt) + Beginning of Year Equity

Calculation uses fiscal year 2019 July balance sheet for beginning of year funded debt and beginning of year equity. The fiscal year 2020 July balance sheet will be used for end of year funded debt. Funded debt is calculated by adding long-long term debt plus the current portion of long-term debt plus any guarantees of funded debt.

Return on Assets (ROA) Definition
ROA is a measurement of how well a company uses its assets to generate earnings and maximizes returns on owner equity and company assets. It is calculated by dividing operating income by total assets minus working capital liabilities. Further details on the ROA calculation, goal determination and goals can be answered by the finance contact for your group. The formula used in the calculation of ROA is as follows:

ROA=	Adjusted Operating Income*
Net Assets**
*Earnings Before Taxes + Interest, Net + Corporate Indirect Allocations
**Beginning of Year Assets – Beginning of Year Working Capital Liabilities (current liabilities related to the Business Unit business activities excluding financing)

Calculation uses fiscal year 2019 July balance sheet to determine net assets. For individual Business Unit calculations interest income is not netted against interest expense.

2020 CHS Annual Variable Pay Plan Appendix 1

CHS Annual Variable Pay Plan                 Exhibit 10.3A
Appendix Fiscal Year 2020

Award Opportunity Example

Award Calculation Parameters
Performance Goal Level	Award Opportunity Percentage	x	Pay Basis	=	Award Opportunity Amount
Maximum	10.0%	x	$70,000	=	$7,000
Target	5.0%				$3,500
Threshold	2.5%				$1,750

Award Calculation Examples

Example A Participant Group: Corporate Function Trigger: Threshold ROIC Met
Performance Goal	Performance Goal Weighting	Award Opportunity Amount	x	Performance Goal Level Attained	Payout Range	=	Actual Compensation Earned
ROIC	70%	$2,450	x	Target	100%	=	$1,225
Individual	30%	$1,050		Maximum	200%		$2,100
Total	100%	$3,500					$3,325

Example B Participant Group: Business Unit Trigger: Threshold ROIC Met
Performance Goal	Performance Goal Weighting	Award Opportunity Amount	x	Performance Goal Level Attained	Payout Range	=	Actual Compensation Earned
ROIC	35%	$1,225	x	Target	100%	=	$1,225
ROA	35%	$1,225		Maximum	200%		$2,450
Individual	30%	$1,050		Maximum	200%		$2,100
Total	100%	$3,500					$5,775

Example C Participant Group: Business Unit Trigger: Threshold ROIC Not Met / Target ROA Met
Performance Goal	Performance Goal Weighting	Award Opportunity Amount	x	Performance Goal Level Attained	Payout Range	=	Actual Compensation Earned
ROIC	35%	$1,225	x	Not Met	0%	=	$0
ROA	35%	$1,225		Maximum	200%		$2,450
Individual	30%	$1,050		Not Met	0%		$0
Total	100%	$3,500					$2,450

Additional Information

Refer to the CHS Annual Variable Pay Master Plan Document for additional Plan details.
2020 CHS Annual Variable Pay Plan Appendix 2